EXHIBIT  99.7


                          STARSYS RESEARCH CORPORATION
                                  BALANCE SHEET
                                   (UNAUDITED)


                                                                             9 MONTHS ENDED
                                                                                 9/30/05
CURRENT ASSETS
----------------------
Cash. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $   216,934
Contract Receivables. . . . . . . . . . . . . . . . . . . . . . . . . . . .    2,555,507
Accounts Receivable - Other . . . . . . . . . . . . . . . . . . . . . . . .       44,270
C/P of Notes Receivable . . . . . . . . . . . . . . . . . . . . . . . . . .       80,194
Income Tax Receivable . . . . . . . . . . . . . . . . . . . . . . . . . . .      365,508
Costs and Estimated Earnings in Excess of Billings on Uncompleted Contracts    2,095,781
Inventories . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      311,649
Prepaid Expenses. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       91,440
Deferred Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      236,025
                                                                             ------------
                                                                               5,997,308
                                                                             ------------

FIXED ASSETS
----------------------
Property Plant and Equipment. . . . . . . . . . . . . . . . . . . . . . . .    3,813,551
Less Accumulated Depreciation . . . . . . . . . . . . . . . . . . . . . . .   (1,782,111)
                                                                             ------------
                                                                               2,031,440

OTHER ASSETS
----------------------
Deposits. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       26,469
                                                                             ------------
                                                                                  26,469

                                                                             ------------
Total Assets. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8,055,217
                                                                             ------------
                                                                             ------------

CURRENT LIABILITIES
----------------------
Accounts Payable. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $ 1,291,739
Current Portion of Notes Payable. . . . . . . . . . . . . . . . . . . . . .    6,014,536
Current Portion of Capital Lease Obligations. . . . . . . . . . . . . . . .       33,998
Billings in Excess of Costs and Estimated Earnings on Uncompleted Contracts    1,073,751
Accrued Wages and Benefits. . . . . . . . . . . . . . . . . . . . . . . . .    1,079,268
Other Accrued Expenses. . . . . . . . . . . . . . . . . . . . . . . . . . .      451,586
Reserve for Loss on Contracts . . . . . . . . . . . . . . . . . . . . . . .    1,603,482
                                                                             ------------
                                                                              11,548,360

COMMITMENTS AND CONTINGENCIES
----------------------

STOCKHOLDERS' DEFICIT
----------------------
Common Stock. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          520
Additional Paid in Capital. . . . . . . . . . . . . . . . . . . . . . . . .       51,886
Accumulated Deficit . . . . . . . . . . . . . . . . . . . . . . . . . . . .   (3,545,549)
                                                                             ------------
                                                                              (3,493,143)

                                                                             ------------
Total Liabilities and Stockholders' Deficit . . . . . . . . . . . . . . . .  $ 8,055,217
                                                                             ------------
                                                                             ------------

                          STARSYS RESEARCH CORPORATION
                             STATEMENT OF OPERATIONS
                                   (UNAUDITED)


                                NINE MONTHS           NINE MONTHS
                                   ENDED                 ENDED
                              SEPTEMBER 30, 2005    SEPTEMBER 30, 2004

Revenues
----------------------------
Contract Revenues. . . . . .  $        13,597,334   $        12,389,762
Cost of Revenues . . . . . .           11,087,931            15,023,140
                              --------------------  --------------------

Gross Margin (Loss). . . . .            2,509,403            (2,633,378)
----------------------------  --------------------  --------------------


Operating Expenses
----------------------------
General & Administrative . .            3,572,194             2,882,739
                              --------------------  --------------------

Other Income (Expense)
----------------------------
Rental Income. . . . . . . .                3,250                 4,672
Other Income       . . . . .               75,998                14,190
Interest Expense . . . . . .             (378,513)             (177,519)
                              --------------------  --------------------
Total Other Income (Expense)             (299,265)             (158,657)
                              --------------------  --------------------

Loss Before Income & Taxes .           (1,362,056)           (5,674,774)
----------------------------

Income Tax Provision . . . .                    -                     -
                              --------------------  --------------------

Net Loss . . . . . . . . . .  $        (1,362,056)  $        (5,674,774)
----------------------------  --------------------  --------------------
                              --------------------  --------------------

                          STARSYS RESEARCH CORPORATION
                             STATEMENT OF CASH FLOWS
                                   (UNAUDITED)


                                                             NINE MONTHS           NINE MONTHS
                                                                ENDED                 ENDED
                                                         SEPTEMBER 30, 2005    SEPTEMBER 30, 2004

CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss. . . . . . . . . . . . . . . . . . . . . . . .    $   (1,362,056)       $   (5,674,774)
  Adjustments to reconcile net loss to net cash
    (used in) provided by operating activities:
    Depreciation and amortization . . . . . . . . . . . . .         354,386               285,341
    Effects of changes in operating assets and liabilities:
      Contracts receivable. . . . . . . . . . . . . . . . . .     1,084,460             1,703,023
      Accounts receivable - employees and other . . . . . . .        (4,374)              (68,811)
      Income taxes receivable . . . . . . . . . . . . . . . .       (48,494)                    -
      Costs and estimated earnings in excess of billings
        on uncompleted contracts. . . . . . . . . . . . . . .       995,855             1,270,552
      Inventory . . . . . . . . . . . . . . . . . . . . . . .       (33,924)                6,696
      Prepaid expenses. . . . . . . . . . . . . . . . . . . .       (44,702)               19,079
      Deferred expenses . . . . . . . . . . . . . . . . . . .       (81,831)             (447,105)
      Deposits. . . . . . . . . . . . . . . . . . . . . . . .             -                (7,000)
      Accounts payable. . . . . . . . . . . . . . . . . . . .       (42,268)               (7,395)
      Accrued wages and benefits. . . . . . . . . . . . . . .       250,230               409,453
      Billings in excess of costs and estimated earnings
        on uncompleted contracts. . . . . . . . . . . . . . .     (1,021,148)            1,011,825
      Other accrued expenses. . . . . . . . . . . . . . . . .         68,811               188,194
      Reserve for loss on contracts in progress . . . . . . .     (1,078,430)            1,972,070
      Income taxes payable. . . . . . . . . . . . . . . . . .        (31,643)             (220,296)
                                                         --------------------  --------------------
NET CASH (USED IN) PROVIDED BY OPERATING ACTIVITIES . .             (995,128)              440,852

CASH FLOWS FROM INVESTING ACTIVITIES
  Payments received on notes receivable . . . . . . . .               10,574                     -
  Purchases of property & equipment . . . . . . . . . .             (227,561)             (336,831)
                                                         --------------------  --------------------
NET CASH USED IN INVESTING ACTIVITIES . . . . . . . . .             (216,987)             (336,831)

CASH FLOWS FROM FINANCING ACTIVITIES
  Principal payments on capitalized lease obligations . .           (457,983)             (167,412)
  Proceeds from revolving credit facility . . . . . . . .          6,437,472             3,933,343
  Payments to revolving credit facility . . . . . . . . .         (5,387,912)           (3,753,982)
  Proceeds on notes payable - stockholder . . . . . . . .            823,333                     -
                                                         --------------------  --------------------
NET CASH PROVIDED BY FINANCING ACTIVITIES . . . . . . .            1,414,910                11,949

                                                         --------------------  --------------------
NET INCREASE IN CASH. . . . . . . . . . . . . . . . . .              202,795               115,970

CASH AT BEGINNING OF PERIOD . . . . . . . . . . . . . .               14,139                   712
                                                         --------------------  --------------------

CASH AT END OF PERIOD . . . . . . . . . . . . . . . . .       $      216,934        $      116,682
                                                         --------------------  --------------------
                                                         --------------------  --------------------

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
  Cash paid during the period for:
    Interest. . . . . . . . . . . . . . . . . . . . . . . .   $      657,799        $      177,519
    Income Taxes. . . . . . . . . . . . . . . . . . . . . .                -                     -

NON-CASH INVESTING AND FINANCING ACTIVITIES:
  Loan premium on notes payable - stockholders. . . . . .     $       80,000        $            -
  Agency fee on SpaceDev loan . . . . . . . . . . . . . .     $      120,000        $            -
  Borrowings on capital lease obligations . . . . . . . .     $            -        $      327,360


              NOTES TO CONDENSED FINANCIAL STATEMENTS

     Starsys Research Corporation (the "Company") was incorporated in the State of Colorado on April 6, 1988. The Company specializes in contract production of spacecraft mechanisms, actuators and structures for commercial and government customers. The Company grants credit to its customers, which are located in the United States. Significant accounting policies followed by the Company are presented below.

BASIS  OF  PRESENTATION

     In the opinion of management, the financial statements reflect all normal and recurring adjustments, which are necessary for a fair presentation of the Company's financial position, results of operations and cash flows as of the dates and for the periods presented. The financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information. Consequently, these statements may not include all disclosures normally required by generally accepted accounting principles of the United States of America for annual financial statements nor those normally made in an Annual Report on Form 10-KSB. Accordingly, reference should be made to the Company's audited financial statements included in this prospectus for additional disclosures, including a summary of the Company's accounting policies, which have not materially changed. The results of operations for the nine month periods ended September 30, 2005 and 2004 are not necessarily indicative of results that may be expected for the fiscal year ended December 31, 2005 or any future period, and the Company makes no representations related thereto.

USE  OF  ESTIMATES  IN  PREPARING  FINANCIAL  STATEMENTS

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Significant estimates included in these financial statements relate to revenue recognition on uncompleted contracts, billings in excess of costs and estimated earnings and costs on uncompleted contracts and estimated earnings in excess of billings on uncompleted contracts (see Note 3). Revisions in estimated contract profits and losses are made in the period in which circumstances requiring the revision become known. The effect of changes in estimates of contract profits and losses on contracts in process at September 30, 2005 was to increase the net loss for the nine months ended September 30, 2005 and 2004, by approximately $965,000 and $1,972,00, respectively, from that which would have been reported had the revised estimate been used as the basis of recognition of contract profits and losses in the preceding period. The amount of this change includes effects of changes in estimates and change orders subsequent to September 30, 2005.

ACCOUNTS  RECEIVABLE

     Accounts receivable are uncollateralized customer obligations which generally require payment within thirty days from the invoice date. Accounts receivable are stated at the invoice amount. Notes receivable are stated at principal plus accrued interest.

Account balances with invoices over ninety days old are considered delinquent. Payments of accounts receivable are applied to the specific invoices identified on the customer's remittance advice or, if unspecified, to the earliest unpaid invoices. Payments of notes receivable are allocated first to unpaid interest with the remainder to the outstanding principal balance.

The carrying amount of accounts receivable is reduced by a valuation allowance if necessary that reflects management's best estimate of amounts that will not be collected. At September 30, 2005, management recorded an allowance of $17,500 for future estimates of uncollectible accounts. If there is a deterioration of a major customer's credit worthiness or actual defaults are higher than the historical experience, management's estimates of the recoverability  of  amounts  due  the  Company  could  be  affected.

REVENUE  AND  COST  RECOGNITION

     The accompanying financial statements are prepared according to the "percentage-of-completion" method of accounting for long-term contracts. The amount of revenues recognized is that portion of the total contract amount that the actual cost expended bears to the anticipated final total cost based on current estimates of cost to complete the project (cost-to-cost method).

     If final total cost is anticipated to exceed the contract amount, the excess of cost over contract amount is immediately recognized as a loss on the contract. Recognition of profit commences on an individual project only when cost to complete the project can reasonably be estimated and after there has been some meaningful performance achieved on the project. Changes in job performance, job conditions, and estimated profitability, including those arising from contract penalty provisions (when applicable), and final contract settlements may result in revisions to costs and income and are recognized in the period in which the revisions are determined.

     Contract costs include all direct material, direct labor and sub-contractor costs, other costs such as supplies, tools and travel which are specifically related to a particular contract. All other selling, general and administrative costs are expensed as incurred.

     The current asset reflected on the balance sheet as "Costs and estimated earnings in excess of billings on uncompleted contracts" represents revenues recognized in excess of amounts billed.

     The current liability reflected on the balance sheet as "Billings in excess of costs and estimated earnings on uncompleted contracts" represents billings in excess of revenues recognized.

INVENTORIES

     Inventories consist of supplies or other finished products not yet charged to a contract and are stated at the lower-of-cost or market with cost determined using an average-cost method.
PROPERTY  AND  EQUIPMENT

     Property and equipment are stated at cost. Depreciation and amortization, which include amortization of property under capital leases, are provided by use of the straight-line and accelerated methods over the estimated useful lives of the related assets. Accelerated depreciation methods are used for income tax reporting purposes. Total depreciation expense for the nine months ended
September  30,  2005  and  2004,  was  $308,580   and   $285,341   respectively.
During the nine months ended September 30, 2005, and in conjunction of the paydown of the capital leases (see Notes 5 and 6), the Company reclassified these assets from equipment under capital leases to facility equipment. The Company will also depreciate the remaining net book value of these assets over their useful lives ranging between 3 and 7 years, and in conjunction with its internal policies.

DEFERRED  EXPENSES

     During the nine months ended September 30, 2005, the Company borrowed funds from four of its stockholders and from SpaceDev, Inc. ("SpaceDev") to meet the Company's obligations under its agreement with its current bank (see Note 5). In conjunction with these borrowings, the Company agreed to pay an $80,000 premium and a $120,000 agency fee, respectively. The Company is amortizing the costs associated with the loan premiums over the expected terms of the loan agreements. As of September 30, 2005, the Company has recognized interest expense of $45,806 in connection with the amortization of the loan premium. As of September 30, 2005, the Company has deferred the remainder of these costs. In conjunction with the expected closing of the Merger (as defined in Note 1) with SpaceDev, the Company has recorded as deferred expenses an additional $81,831 of closing costs.

PRODUCT  WARRANTY

     The Company warrants its products against defects in workmanship. The Company has accrued $72,123 for warranty claims at September 30, 2005. The accrual is based on an estimate of the cost to be incurred based on the claims received and historical experience (see Note 10).

INCOME  TAXES

     Deferred income taxes are provided for temporary differences in the recognition of depreciation expense for financial reporting and income tax reporting purposes, tax credit carryforwards and for reserves for contract losses.

STOCK  OPTION  PLAN

     The Company has a stock-based employee compensation plan which is described more fully in Note 7. The Company accounts for this plan under the recognition and measurement principles of APB Opinion No. 25, Accounting for Stock Issued to Employees, and Related Interpretations. No stock-based employee compensation cost is reflected in net income, as all options granted under this plan had an exercise price equal to the market value of the underlying common stock on the date of grant. The following table illustrates the effect on net income if the Company had applied the fair value recognition provisions of FASB Statement No. 123, Accounting for Stock-Based Compensation, to stock-based employee compensation  for  the  nine  months  ended  September  30,  2005  and  2004:


                                     SEPTEMBER 30, 2005    SEPTEMBER 30, 2004
                                     --------------------  --------------------

Net loss - as reported. . . . . . .  $        (1,362,056)  $        (5,674,774)
Deduct:  total stock-based employee
  compensation expense
  determined under fair value
  based method for all awards . . .               (3,000)               (3,000)
                                     --------------------  --------------------

Estimated net loss - pro forma. . .  $        (1,365,056)  $        (5,677,774)
                                     --------------------  --------------------
                                     --------------------  --------------------


     In December 2004, The Financial Accounting Standards Board (FASB) issued Statement on Financial Accounting Standards No. 123 (Revised), "Shared-Based Payment" (SFAS 123R). This standard revises SFAS No. 123, Accounting Principles Board Option 25 and related interpretations, and eliminates use of the intrinsic value method of accounting for stock options. The Company currently uses the intrinsic value method to value stock options, and, accordingly, no compensation expense has been recognized for stock options. SFAS 123R requires that all employee share-based payments to employees, including stock options, be valued using a fair-value-based method and recorded as expense in the statement of operations. For the Company, SFAS 123R will first be effective for its first reporting period after January 1, 2006. This new Statement will not affect accounting for the Company's stock options currently outstanding, but it will affect financial statement disclosures about those stock options, and it will change the accounting for stock options issued in future years.


NOTE  1  -  FUTURE  OPERATIONS  OF  THE  COMPANY

     The Company incurred a net loss of $1,362,056, for the nine months ended September 30, 2005 and has a stockholders' deficit of $3,545,549 as of September 30, 2005. The Company also has negative working capital at September 30, 2005 of $5,551,052. The Company is also in default of certain covenants with its current lender. Management of the Company intends to fund 2005 operations primarily through revenues generated by product sales and additional debt and additional equity investment (see Note 5). The Company's future operations are dependent upon the profitability of the Company's contracts and related revenues generated and its efforts to raise additional capital. If the Company does not achieve expected revenue levels or receive sufficient additional funding to meet its requirements with its lender, the Company's lender is entitled to appoint a receiver to protect the lender's collateral including the right to operate the Company's business (see Note 5).

     On August 23, 2005, the Company entered into a non-binding letter of intent to sell the shares of the Company's stock (the "Letter of Intent") to SpaceDev, a publicly traded company (the "Merger"). The Letter of Intent projected a closing on November 30, 2005. The Letter of Intent provides for consideration to be paid at closing comprised of a cash payment of $1,500,000 and shares of SpaceDev having an aggregate market value of $7,500,000. The Letter of Intent also provides that SpaceDev will repay the remaining principal and interest of the Company's credit facility with the current bank and any subordinated debt. The Letter of Intent also provided that SpaceDev will provide the Company with a bridge loan in the amount $1,200,000 prior to closing to comply with the bank's requirements under the Forbearance Agreement. (See Note 5)

     The Letter of Intent also provides for additional consideration to be paid to the stockholders of the Company based upon results of the audited financial statements for the years ending December 31, 2005, 2006 and 2007.

     The accompanying financial statements do not include any adjustments as a result of these uncertainties.

NOTE  2  -  CONTRACT  RECEIVABLES

Contract  receivables  consist  of  the  following  at  September  30,  2005:


Billed
 Completed contracts . . . . . . . .  $  122,972
 Contracts in progress . . . . . . .   2,450,035
                                      -----------
                                       2,573,007
Less allowance for doubtful accounts     (17,500)
                                      -----------

TOTAL CONTRACTS RECEIVABLES. . . . .  $2,555,507
                                      -----------
                                      -----------


Billed  contract  receivables  consist  of  the following at September 30, 2005:


Billed commercial. . . . . . . . .  $  334,280
Billed governmental. . . . . . . .   2,238,727
                                    ----------

TOTAL BILLED CONTRACTS RECEIVABLES  $2,573,007
                                    ----------
                                    ----------


NOTE  3  -  CONTRACTS  IN  PROGRESS

Contracts  in  progress  are  summarized  as  follows  at  September  30,  2005:


Costs incurred on uncompleted contracts  $ 44,635,503
Estimated earnings (loss) thereon . . .    (4,281,006)
                                         -------------
                                           40,354,497
Less billings to date . . . . . . . . .   (39,332,467)
                                         -------------

TOTAL . . . . . . . . . . . . . . . . .  $  1,022,030
                                         -------------
                                         -------------


These amounts are reflected in the accompanying balance sheet under the following captions at September 30, 2005:


Costs and estimated earnings in excess
of billings on uncompleted contracts. . .  $ 2,095,781

Billings in excess of costs and estimated
earnings on uncompleted contracts . . . .   (1,073,751)
                                           ------------

TOTAL . . . . . . . . . . . . . . . . . .  $ 1,022,030
                                           ------------
                                           ------------


NOTE  4  -  NOTES  AND  EMPLOYEE  RECEIVABLES

     Notes receivable at September 30, 2005, consist of notes due from employees and existing stockholders, which total $80,194. The notes bear interest at 5.5% and are due on demand. Total accrued interest on these notes was $9,141 at September 30, 2005.

In addition, during the nine months ended September 30, 2005, the Company had advanced amounts to various employees. Accounts receivable due from employees at September 30, 2005 were $44,270. There were no signed note agreements for these advances due to the short repayment terms of the advances.

NOTE  5  -  NOTES  PAYABLE

Notes  payable  consists  of  the  following  at  September  30,  2005:





Line of credit agreement with bank; maximum of
4,250,000; interest at prime plus 3.5%; matures
December 15, 2005 . . . . . . . . . . . . . . . . . . . . . . $    558,267

Two term notes for $2,100,000 and $1,250,000,
respectively; interest at 10.25% and LIBOR plus 8%
respectively; mature December 15, 2005. . . . . . . . . . . . .   3,157,445

Note payable to SpaceDev; interest at 8%
principal and interest is due at the earlier of the
close of the Merger or December 31, 2005.. . . . . . . . . . . .  1,369,044

Stockholder notes of $800,000 plus loan premium
of $80,000; interest at 15%; principal and unpaid
interest due on November 30, 2005. . . . . . . . . . . . . . . .    903,333

Note payable to Ford Motor Credit for asset
purchase, interest at 0%; monthly payments of
principal of $1,069; maturity at September 4,
2005; collateralized by equipment. . . . . . . . . . . . . . . .     1,069

Promissory note with former stockholder; maturity
at May 1, 2005; two equal payments of principal
and accrued interest at 10% are due May 1, 2005
and May 1, 2005; uncollateralized. . . . . . . . . . . . . . . .    25,378
                                                               ------------

Total: . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6,014,536

Less current portion . . . . . . . . . . . . . . . . . . . . .  (6,014,536)
                                                               ------------

LONG-TERM PORTION. . . . . . . . . . . . . . . . . . . . . . . $         -
                                                               ------------
                                                               ------------


     All bank notes payable are also personally guaranteed by a stockholder and director of the Company. The line of credit and term loan agreement contain restrictive covenants relating to the financial position and operations of the Company. The Company was in violation of certain covenants at September 30, 2005.

     On March 30, 2005, the Company refinanced the line of credit, term loan, and certain capital leases with a new bank. The refinancing included creation of a new line of credit having a balance of $4,250,000, which interest accrues at a prime rate plus 0.5% and matures March 30, 2006, a new term note A of $2,100,000 which accrues interest at 7.25% and matures April 1, 2010, and a new term note B of $1,250,000 which accrues interest at LIBOR plus 5% and matures March 30, 2006.

     On June 24, 2005, the Company entered into a Forbearance Agreement (the "Agreement") for certain financial covenant and other violations under its existing loans with its current bank. The Agreement was later amended on July 25, 2005 on November 7, 2005, and on December 20, 2005. The Agreement sets forth default interest rates for the line of credit, term note A, and term note B, which accrue interest at prime rate plus 3.5%, 10.25%, and at LIBOR plus 8%, respectively. The amended Agreement requires the Company to raise the necessary capital to bring the Company in compliance with its borrowing base and other financial covenants. The Company's obligations under the amended Agreement include, but are not limited to, the following:

     -    On or before July 26, 2005, the Company shall  receive  a  minimum  of
          $800,000      of  additional  cash  equity.

     - On or before September 8, 2005, the Company shall receive an additional minimum of $1,200,000 of cash equity.

     - On or before January 31, 2006, the Company shall receive a minimum of $4,000,000 of additional cash equity.

     The total amount of cash equity the Company is required to obtain on or before January 31, 2006 is at least $6,000,000. The amended Agreement also requires the Company to provide the bank a "Letter of Intent" by July 26, 2005 from a bona fide third party for the purchase of all or a portion of the Company's assets. The Agreement also accelerates and amends the maturity date of term note B from March 30, 2006 to the earlier of the required cash equity amounts received or January 31, 2006.

     Any default under the Agreement constitutes a default under the existing loan agreements with the bank and the bank shall be entitled to appoint a receiver to preserve and protect the bank's collateral, including the right to operate the Company's business. Any such receivership will continue until the Company's obligations under the Agreement have been satisfied in full. The Company did receive minimum proceeds of $800,000 and a Letter of Intent to comply with the amended Agreement as noted below.

     The Company has not closed the Merger with SpaceDev and has not received the additional $4,000,000 minimum cash equity required under the terms of the aforementioned lending agreement. As such, on December 20, 2005 the Company entered into a Fourth Amendment to the Forbearance Agreement (the "Fourth Amendment"). The Fourth Amendment included the following modification to the
Agreement:

- The Company must obtain the additional $4,000,000 minimum cash equity required "Equity Infusion" on or before January 31, 2006.

- The term note B maturity date is modified and amended to be the earlier of the date the Company obtains the Equity Infusion, or January 31, 2006.

     During the nine months ended September 30, 2005, the Company issued notes payable to four of its stockholders in the amount of $800,000. These notes bear interest at 15% per annum. These notes plus the loan premium (see Deferred Expenses) and any unpaid principal and accrued interest are due on the earlier of July 22, 2006 or the closing of the Merger.

     On September 8, 2005, the Company issued a secured promissory note in the principal amount of $1.2 million to SpaceDev. The note, as amended on December 20, 2005, accrues interest at 8% per annum and matures on January 31, 2006 or earlier in certain circumstances. No principal or interest payments are due before maturity. The maturity date may be accelerated upon the occurrence of certain events of default. The loan is secured by a security interest in all of the assets of Starsys, subject to an intercreditor agreement with the Company's current bank. In addition, the Company has agreed to pay SpaceDev a placement agent fee and to reimburse the Company expenses in the aggregate amount of $120,000. This amount was added to the principal balance of the note evidencing the loan but will be forgiven in certain circumstances, including the closing of the Merger.

NOTE  6  -  LEASES

     The Company leases certain equipment and software under capital leases which expire at various times through 2006. Accumulated depreciation for these assets presented as capital leased assets was $19,807 at September 30, 2005.
During the nine months ended September 30, 2005, the Company extinguished its debt on all but one of these capital leases and reclassified the assets from capital assets to facility equipment. The Company leases its facility and office equipment under various non-cancelable operating leases which expire through 2007. The Company also leases certain equipment under month-to-month leases.

     Minimum rental commitments under these leases are as follows at September 30, 2005:


                          CAPITAL    OPERATING
                          LEASES     LEASES

YEAR ENDING DECEMBER 31,

2005 . . . . . . . . . .  $  9,197   $  104,212
2006 . . . . . . . . . .    27,590      416,497
2007 . . . . . . . . . .         -       38,578
                          ---------  -----------
                            36,786     $559,287
                                     -----------
                                     -----------
Less interest. . . . . .    (2,788)
                          ---------
                            33,998
Less current portion . .   (33,998)
                          ---------

LONG TERM PORTION. . . .  $      -
                          ---------
                          ---------

     Total rent expense for the nine months ended September 30, 2005 was $499,844. This amount includes normal operating expenses paid with the leases. The Company is also subleasing a portion of its facilities under various month-to-month subleases. Total sublease and other rental income was $3,250 for the nine months ended September 30, 2005.

     The Company paid down certain capital leases on March 30, 2005. The balance of the remaining capital lease obligations at September 30, 2005 was $33,998.

NOTE  7  -  STOCKHOLDERS'  EQUITY

STOCK  OPTION  PLAN

     The Company adopted a Stock Option Plan in 1998 which provides for the granting of incentive stock options to employees and nonstatutory stock options to directors and consultants of the Company as selected by the Board of Directors. The maximum number of shares authorized to be granted under the plan is 160,000. The options are exercisable at a price as determined and authorized by the Board of Directors. The options generally expire at 10 years from the date of grant.

     In 1998, the Company adopted the disclosure - only provisions of Statement of Financial Accounting Standards No. 123 for Stock-Based Compensation ("SFAS 123"). SFAS 123 encourages entities to adopt a fair value-based method of accounting for employee stock compensation plans, but allows companies to continue to account for those plans using the accounting prescribed by APB Opinion 25, "Accounting for Stock Issued to Employees" ("APB 25"). The Company has elected to continue to account for stock based compensation using APB 25, making pro forma disclosures of net earnings as if the fair value-based method had been applied. Accordingly, no compensation expense has been recorded for the stock option plan.

     The fair value of each option granted is estimated on the date of grant using the minimum value option-pricing model with the following weighted average assumptions:

Expected  dividend  yield                                   0%
Expected  stock  price  volatility                          0%
Risk-free  interest  rate                       4.2%  to  6.7%
Expected  life  of  options                          10  years

Incentive  stock  option  transactions  are  summarized  as  follows:


                                                       WEIGHTED AVERAGE
                                    INCENTIVE STOCK    EXERCISE PRICE
                                    OPTION SHARES      PER SHARE
                                    ----------------   ---------------
OUTSTANDING, AT DECEMBER 31, 2004.           106,080   $          9.64

Options granted. . . . . . . . . .                 -                 -
Options expired. . . . . . . . . .                 -                 -
Options forfeited. . . . . . . . .            (3,694)             8.80
Options exercised. . . . . . . . .                 -                 -
                                    ----------------   ---------------

OUTSTANDING, AT SEPTEMBER 30, 2005           102,386   $          9.61
                                    ----------------   ---------------
                                    ----------------   ---------------



     The following table summarizes information concerning outstanding and exercisable options at September 30, 2005:



                                               Weighted     Outstanding              Exercisable
                                               Average       Weighted                 Weighted
              Range of                        Remaining       Average                  Average
Option        Exercise         Number        Contractual     Exercise      Number     Exercise
 Type          Price        Outstanding      Life (years)      Price     Exercisable     Price

Incentive   $7.11-$15.30      102,386             5          $  9.61       102,049     $  9.61



     The number exercisable and the exercisable weighted average exercise price per share are based upon the vesting schedules for the individual options.

AUTHORIZED  STOCK

     On October 29, 2004, the Company amended its articles of incorporation to increase the number of shares of common stock it is authorized to issue from 1,000,000 to 25,000,000 at $.001 par value and to authorize the issuance of up to 10,000,000 shares designated as preferred stock with no par value. There were no shares of preferred stock issued or outstanding at September 30, 2005.

NOTE  8  -  RETIREMENT  PLAN

     The Company maintains an Employees' 401(k) and Stock Bonus Plan which gives employees the opportunity to save a portion of their pre-tax wages for retirement. Employees are eligible to participate in the Company's 401(k) Plan upon date of hire. In addition to the participant's contribution to the plan, the Company may make discretionary profit sharing and discretionary matching 401(k) contributions under the plan. The discretionary profit sharing contributions are currently paid 50% to the employee and 50% is accrued for conversion into shares of stock in the Company based on the employee's respective contributions received under the plan. For the nine months ended September 30, 2005, the Company made no discretionary profit sharing contributions. The Company accrued discretionary matching 401(k) contributions for the period ended September 30, 2005 in the amount of $19,468.

     The total number of shares of the Company's stock allocated to and held by the plan was 36,611 at September 30, 2005. Any dividends paid on the plan shares are charged to retained earnings as the Company has an accumulated deficit.

     The Stock Bonus Plan provides a put option whereby terminated participants may elect to sell and require the Company to redeem the participant's vested common shares at their fair market value. The Company was not required to redeem any of the vested shares during the period ended September 30, 2005.

NOTE  9  -  INCOME  TAXES

     The sources of deferred tax assets and the tax effect of each at September 30, 2005 is as follows:


Deferred tax assets:
 Accrued expenses . . . . . . . . . . . . . . . . .  $   278,100
 Reserve for loss on contracts in progress. . . . .      619,400
 Research and development credit carryforward . . .    1,533,600
 Federal and State net operating loss carryforwards    1,451,900
 Valuation allowance for deferred tax assets. . . .   (3,445,200)
                                                     ------------
TOTAL DEFERRED TAX ASSETS . . . . . . . . . . . . .      437,800

Deferred tax liability:
 Tax over financial statement depreciation. . . . .     (437,800)
                                                     ------------

NET DEFERRED TAX ASSETS . . . . . . . . . . . . . .  $         -
                                                     ------------
                                                     ------------


The deferred tax asset is presented in the accompanying balance sheet at September 30, 2005 as follows:


Current deferred tax asset. . . .  $   897,500
Noncurrent deferred tax asset . .    2,985,500
Noncurrent deferred tax liability     (437,800)
Less:  Valuation allowance. . . .   (3,445,200)
                                   ------------

NET DEFERRED TAX ASSET. . . . . .  $         -
                                   ------------
                                   ------------


     The (provision) benefit for income taxes at September 30, 2005 and September 30, 2004 consists of the following:


                                                  SEPTEMBER 30, 2005  SEPTEMBER 30, 2004
-----------------------------------------------  -------------------  -------------------

Current . . . . . . . . . . . . . . . . . . . .  $                 -  $                 -
Deferred. . . . . . . . . . . . . . . . . . . .                    -                    -
Benefit of Federal net operating loss carryback                    -                    -
                                                 -------------------  -------------------

TOTAL . . . . . . . . . . . . . . . . . . . . .  $                 -  $                 -
                                                 -------------------  -------------------
                                                 -------------------  -------------------


     The Company's provision for income taxes differs from the tax that would result from applying statutory rates to income before income taxes primarily because of state income taxes, nondeductible expenses, change in the valuation allowance of $2,008,600 for the nine months ended September 30, 2005.

     At September 30, 2005, the Company had estimated research and development credit carryforwards of approximately $1,533,600 available to offset future years' income taxes. These carryforwards begin to expire in 2022 to 2024. The Company also had Federal and State net operating loss carryforwards of approximately $3,546,000 and $5,315,000, respectively. These carryforwards begin to expire in 2024.

     Pursuant to Internal Revenue Code Section 382, the Company's use of its net operating loss carryforwards may be limited as a result of cumulative changes in ownership of more than 50% over a three year period.

NOTE  10  -  ACCRUED  PRODUCT  WARRANTY  CLAIMS

     The following is a reconciliation of changes in the accrued product warranty claims liability included in other accrued expenses at September 30, 2005:


                                                   SEPTEMBER 30
                                                   --------------

BEGINNING BALANCE . . . . . . . . . . . . . . . .  $      72,123

Change in product warranties issued during period          7,730
Payments made in cash or in-kind. . . . . . . . .  $      (7,730)
                                                   --------------

ENDING BALANCE. . . . . . . . . . . . . . . . . .  $      72,123
                                                   --------------
                                                   --------------


NOTE  11  -  RESEARCH  AND  DEVELOPMENT  COSTS

     Research and development costs are charged to expense when incurred. Total research and development costs incurred for the nine months ended September 30, 2005 were $7,367,222. The Company records research and development costs specific to projects to cost of goods sold. All other research and development costs are expensed to general and administrative expenses.

NOTE  12  -  SIGNIFICANT  CONCENTRATIONS

     Generally accepted accounting principles require disclosure of information about current vulnerabilities due to certain concentrations. These matters include the following:

REVENUES  FROM  MAJOR  CUSTOMERS

     For the nine months ended September 30, 2005, approximately 55% of the Company's revenues were from four customers. At September 30, 2005, these customers represented approximately 35% of total contract receivables.

NOTE  13  -  BONUS  AND  ROYALTY  OBLIGATIONS

     The Company entered into an employment agreement and an independent contractor agreement (the "Agreements") with former employees of ATC. The Agreements contain certain provisions for bonus payments to be made to these individuals. In the event of voluntary termination of either agreement by these individuals, the Company is still obligated to pay 50% of the total bonuses to the individuals. As such, $188,982, was accrued by the Company and must be paid over a five-year term. This amount was recorded as the Company's bonus obligation at September 1, 2000.

For the nine months ended September 30, 2005, the Company made $20,101 in bonus payments. The accrued bonus obligation at September 30, 2005 was $32,559. The Company also accrued royalties to the two individuals in the amount of $308,049 for the period ended September 30, 2005. During the nine months ended September 30, 2005, the Company received $30,010 of services from a company owned by one of the individuals.